Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☐

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(Jurisdiction of Incorporation of organization if not a U.S. national bank)	(I.R.S. employer identification no.)

303 Peachtree Street 30th Floor Atlanta, Georgia	30308
(Address of Principal Executive Offices)	(Zip Code)

Patricia Spruell

SunTrust Bank

25 Park Place, N.E.

24th Floor

Atlanta, Georgia 30303-2900

(404) 588-7591

(Name, address and telephone number of agent for service)

OMNICARE, INC.	Delaware	31-1001351
OMNICARE CAPITAL TRUST III	Delaware	16-6539078
OMNICARE CAPITAL TRUST IV	Delaware	20-2749023
OMNICARE CAPITAL TRUST V	Delaware	20-2749144
(Exact name of Obligor as Specified in its Charter)	(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification no.)

100 East RiverCenter Boulevard

Covington, Kentucky 41011

(Address of principal executive offices)

Debt Securities; Preferred Stock; Common Stock;

Depositary Shares; Warrants; Purchase Contracts; Units

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,

State of Georgia

Atlanta, Georgia

Federal Reserve Bank of Atlanta

104 Marietta Street, N.W.

Atlanta, Georgia

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15	No responses are included for Items 3 through 15. As provided in General Instruction B, responses to those Items are not required because the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1) – (3)	A copy of the Articles of Amendment and Restated Articles of Association of SunTrust Bank as now in effect which contains the authority to commence business and a grant of power to exercise trust powers (Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717.).

(4)	A copy of the existing by-laws of the trustee as now in effect (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717.).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2005.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and the State of Georgia, on the 16th day of August, 2005.

SUNTRUST BANK

By:	/s/ Patricia Spruell
Patricia Spruell
Vice President

EXHIBITS 1 – 3 TO FORM T-1

ARTICLES OF ASSOCIATION, CERTIFICATE OF AUTHORITY

AND TRUST POWERS AUTHORIZATION

OF

SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717)

EXHIBIT 4 TO FORM T-1

BY-LAWS

OF

SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of up to $2,800,000,000 of Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts and Units by Omnicare, Inc., Omnicare Capital Trust III, Omnicare Capital Trust IV or Omnicare Capital Trust V, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ Patricia Spruell
Patricia Spruell
Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

(ATTACHED)

SunTrust Bank ATLANTA Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for June 30, 2005

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet	C400

Dollar Amounts in Thousands

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD
	a.	Non-interest bearing balances and currency and coin (1)			0081	4,630,496	1.a
	b.	Interest-bearing balances (2)			0071	19,136	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	26,037,826	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	300,175	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	3,930,369	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	7,656,249	4.a
	b.	Loans and leases, net of unearned income	B528	110,036,797			4.b
	c.	LESS: Allowance for loan and lease losses	3123	1,034,645			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	109,002,152	4.d
5.	Trading assets (from Schedule RC-D)				3545	1,616,727	5
6.	Premises and fixed assets (including capitalized leases)				2145	1,591,956	6
7.	Other real estate owned (from Schedule RC-M)				2150	36,941	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8
9.	Customers’ liability to this bank on acceptances outstanding				2155	15,601	9
10.	Intangible assets:						10
	a.	Goodwill			3163	6,416,577	10.a
	b.	Other intangible assets from Schedule RC-M			0426	971,680	10.b
11.	Other assets (from Schedule RC-F)				2160	5,169,419	11
12.	Total assets (sum of items 1 through 11)				2170	167,395,304	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Include time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank Certificate Number: 00867	FFIEC 031

Schedule RC - Continued

Dollar Amounts in Thousands

LIABILITIES
13.	Deposits:				RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):			2200	105,847,241	13.a
		(1) Noninterest-bearing (4)	6631	10,357,869			13.a.1
		(2) Interest-bearing	6636	95,489,372			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	5,378,526	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	5,378,526			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (5)			B993	5,199,559	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (6)			B995	9,361,366	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	807,559	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	16,403,351	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding				2920	15,601	18
19.	Subordinated notes and debentures (7)				3200	2,999,530	19
20.	Other liabilities (from Schedule RC-G)				2930	2,839,086	20
21.	Total liabilities (sum of items 13 through 20)				2948	148,851,819	21
22.	Minority interest in consolidated subsidiaries				3000	480,427	22

EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	29,900	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	11,033,978	25
26.	a.	Retained earnings			3632	6,310,106	26.a
	b.	Accumulated other comprehensive income (5)			B530	689,074	26.b
27.	Other equity capital components (6)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	18,063,058	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)				3300	167,395,304	29

	Memorandum To be reported only with the March Report of Condition.
1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003

					RCFD 6724	Number N/A	M.1

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6=	Review of the bank’s financial statements by external auditors

7=	Compilation of the bank’s financial statements by external auditors

8=	Other audit procedures (excluding tax preparation work)

9=	No external audit work

(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)	Includes limited-life preferred stock and related surplus.

(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

10